Exhibit 10-F


                       AMENDED AND RESTATED
               CHIQUITA BRANDS INTERNATIONAL, INC.
                    DEFERRED COMPENSATION PLAN



                 Effective as of January 1, 1992

                (as amended through May 30, 1995)

                       Amended and Restated
               Chiquita Brands International, Inc.
                    Deferred Compensation Plan

                        TABLE OF CONTENTS


          Section                                                        Page

          1.0  Establishment and Purpose  . . . . . . . . . . . . . . .   1

          2.0  Plan Objectives  . . . . . . . . . . . . . . . . . . . .   1

          3.0  Definitions  . . . . . . . . . . . . . . . . . . . . . .   1

          4.0  Eligibility  . . . . . . . . . . . . . . . . . . . . . .   3

          5.0  Participation  . . . . . . . . . . . . . . . . . . . . .   3

          6.0  Deferred Compensation Account  . . . . . . . . . . . . .   3

          7.0  Deferral Sources and Matching Contributions  . . . . . .   3

          8.0  Deferral Term  . . . . . . . . . . . . . . . . . . . . .   4

          9.0  Investment Indices . . . . . . . . . . . . . . . . . . .   4

          10.0  Payment Form and Method . . . . . . . . . . . . . . . .   5

          11.0 Account Statement  . . . . . . . . . . . . . . . . . . .   6

          12.0 Account Distribution . . . . . . . . . . . . . . . . . .   6

          13.0 Hardship Distributions . . . . . . . . . . . . . . . . .   7

          14.0 Beneficiary Designation  . . . . . . . . . . . . . . . .   7

          15.0 General Provisions . . . . . . . . . . . . . . . . . . .   8

                                 Amended and Restated
                         Chiquita Brands International, Inc.
                              Deferred Compensation Plan
                          (as amended through May 30, 1995)


          1.0  Establishment and Purpose

               1.1 Effective January 1, 1992, Chiquita Brands International, Inc., a New Jersey corporation, adopts this Amended and Restated Chiquita Brands International, Inc. Deferred Compensation Plan to enable eligible Associates of the Company and its subsidiaries and affiliates to elect deferral of payment of their compensation.


          2.0  Plan Objectives

               2.1 The purpose of this Plan is to achieve the following objectives:

                     (a) Maximize Chiquita Savings and Investment Plan contributions;

                     (b) Receive full Company matching contributions on Excess 401(k) Deferrals;

                     (c)  Accumulate income for retirement; and

                     (d)  Provide opportunity for financial growth.


          3.0  Definitions

               When used in this Plan, the following words and phrases shall have the following meanings:

               3.1 Account means the record maintained for each Participant to which all deferrals, investment indices and distributions are credited and debited for each Plan Year.

               3.2 Administrator means the Employee Benefits Committee appointed by the Company's Board of Directors.

               3.3 Annual Bonus means any direct lump-sum payment made in addition to a Participant's Base Salary. Applicable annual bonuses include (but are not limited to) the Management Incentive Plan, Quality and Sales Incentive Plan bonuses.

               3.4   Associate means an employee of the Company.





               3.5 Base Salary means base pay, excluding any bonuses, commissions and other extraordinary payments.

               3.6 Company means Chiquita Brands International, Inc. and (unless the context indicates otherwise) its subsidiaries and affiliates.

               3.7 Compensation means Base Salary and Annual Bonus earned for services rendered during a given Plan Year.

               3.8 Disabled and Disability mean that a Participant, as a result of accident or illness, is physically, mentally or emotionally unable to perform the duties for which the Participant is employed, and in the Administrator's opinion is likely to remain so Disabled for at least one year. The Administrator shall make all determinations as to whether a Participant is Disabled and shall use such evidence, including independent medical reports and data, as the Administrator deems necessary and desirable.

               3.9   Excess 401(k) Deferral means the excess, if any, of
                     (i) the amount a Participant elects to defer under the Chiquita Savings and Investment Plan, over (ii) the limitation (as adjusted) on deferrals contained in
                     Section 402(g) of the Internal Revenue Code of 1986, as amended.

               3.10 Expiration Date means, with respect to each annual deferral under Section 7.1, the earlier of (i) the last day of the year to which a Participant elects to defer Compensation pursuant to Section 8.1, or (ii) the pay date for the payroll period in which a Participant dies, becomes Disabled or terminates employment with the Company.

               3.11 Matching Contributions means, with respect to each Participant in a Plan Year, Company contributions to the Plan, in respect of the Participant's contributions under Section 7.1, equal to the difference, if any, between the following two amounts:
                     (i) the total of the Basic Matching Contribution, Discretionary Matching Contribution and Stock
                     Incentive Matching Contribution (the "Contributions") such Participant would have received for such Plan
                     Year under the Chiquita Savings and Investment Plan
                     (the "Savings Plan"), up to the 6% limit imposed by the Savings Plan, if such Contributions were determined without applying the limitations on compensation and contributions in Sections 401(a)(17) and 402(g) of the Internal Revenue Code of 1986, as amended, and (ii) the actual Contributions on behalf





                     of such Participant under the Savings Plan for that Plan Year.

               3.12 Participant means an officer or other highly compensated Associate who is selected or entitled to participate and participates in the Plan for a designated Plan Year.

               3.13 Plan means this Amended and Restated Chiquita Brands International, Inc. Deferred Compensation Plan.

               3.14 Plan Year means the calendar year, January 1 through December 31.

               3.15 Prime Rate means the interest rate formally announced by Provident Bank to be the lowest available at a particular time to its most credit-worthy customers.

               3.16 Stock means Chiquita Brands International, Inc. Capital Stock, $.33 par value.

               3.17 Stock Price means the average of the high and low prices of the Stock on the New York Stock Exchange on a given day.


          4.0  Eligibility

               4.1 Officers and other highly compensated Associates of the Company will be eligible to become Participants in the Plan either through annual invitation by the President of the Company or through an employment agreement approved by the President.


          5.0  Participation

               5.1 A Participant elects to participate in the Plan by delivering to the Administrator, before the beginning of each Plan Year, a properly completed enrollment form.

               5.2 The enrollment form shall conform to the terms and conditions of the Plan.


          6.0  Deferred Compensation Account

               6.1 Each Plan Year a deferred compensation Account will be established for each Participant.





               6.2 All Compensation deferred by the Participant (including all Excess 401(k) Deferrals), all increases or decreases in the value of the Account resulting from the investment index or indices chosen by the Participant, all other amounts credited to the Account pursuant to this Plan and all distributions from the Account to the Participant or the Participant's beneficiary(ies) or estate shall be reflected in the Account.

               6.3   All Accounts shall be maintained by the Administrator.


          7.0  Deferral Sources and Matching Contributions

               7.1 At the time of enrollment, a Participant must elect to defer Compensation for services rendered in the next Plan Year consisting, for the purposes of this Plan, of one or more of the following three components:
                     Base Salary, Annual Bonus and Excess 401(k) Deferrals.

               7.2 Any Base Salary deferral must be at least 10% of Base Salary. Any Annual Bonus deferral must be at least 20% of each Annual Bonus or $10,000, whichever is less.

               7.3 Compensation deferred under this Plan and Excess 401(k) Deferrals shall be credited to the Participant's Account on the date such amounts would have otherwise been paid.

               7.4 The deferral sources and amounts elected for a given Plan Year are irrevocable.

               7.5 If a Participant in this Plan has elected to participate in the Savings Plan and has Excess 401(k) Deferrals, the Company will make Matching
                     Contributions for that Participant in accordance with
                     Section 3.11.


          8.0  Deferral Term

               8.1 At the time a Participant elects to defer Compensation, the Participant must also elect the term for which such deferral is made (the "deferral term"). The deferral term for Base Salary or Annual Bonus deferrals must be either a fixed number of years or the date on which the Participant dies, becomes Disabled or terminates employment with the Company for any reason. The deferral term for all Excess 401(k) Deferrals shall always end upon death, Disability or termination of employment for any reason.





               8.2 A deferral term that is for a fixed number of years must be in full year increments.

               8.3 The deferral terms for deferrals of Base Salary and Annual Bonus may be elected separately and do not have to be the same.

               8.4   A deferral term, once elected, is irrevocable.

               8.5 Should a Participant die, become Disabled or the Participant's employment with the Company be terminated for any reason before the Expiration Date of a deferral term that is for a fixed number of years, the Participant's Account will be distributed as if the Participant had elected the death, Disability or termination of employment deferral term.


          9.0  Investment Indices

               9.1 Upon enrollment for a given Plan Year, a Participant must elect the manner in which the Participant's deferrals made during that Plan Year are to be valued. For each deferral source, as defined in Section 7.1, a Participant may elect one or a proportional combination of the following investment indices. The exception to this is the Company's Matching Contributions which shall always be valued using the Stock Index.

                     9.1.1 Graduated Interest Index

                          (a) Prior to the Expiration Date, each deferral
                              amount shall be credited to the Account and interest, accruing from the date on which any amount is so credited to the Account, shall be credited quarterly in accordance with the Graduated Interest Rate Schedule for the respective Plan Year.

                     9.1.2 Stock Index

                          (a) Prior to the Expiration Date, each deferral
                              and/or Company Matching Contribution shall be credited to the Account. Each amount so credited shall then be converted into units equivalent to the number of shares of Stock purchasable on the date on which the deferred amount would otherwise have been paid, or the date on which the Matching Contribution is credited, based on the Stock Price for that date.





                          (b) When a dividend is declared, the Account
                              shall be credited with an amount equivalent to the dividend paid on the Stock. The total dividend amount shall be calculated based on the equivalent units in the Account on the declaration date. The total dividend amount shall then be converted into additional units based on the Stock Price on the dividend declaration date. Appropriate adjustments shall also be made to the Account to reflect any stock splits, stock dividends, combinations or exchanges of shares or other similar capital adjustments by the Company relating to the Stock.

                          (c) The total value of the Account shall be based
                              on the Stock Price on any given date.

                          (d) In the event that the Stock ceases to be
                              traded on the New York Stock Exchange or the Company is merged into or consolidated with another entity, any Stock Index portion of a Participant's Account shall be valued based on the Stock Price on the last day the Stock is actively traded on the New York Stock Exchange. The resulting amount shall thereafter be valued according to the Graduated Interest Rate Schedule that corresponds to the Plan Year in which the principal amount was deferred. The deferral term will remain as initially designated.

               9.2 An investment index election for deferrals in a given Plan Year is irrevocable.


          10.0  Payment Form and Method

              10.1 All payments from the Plan shall be made only in the form of cash.

              10.2 At the time of enrollment for a given Plan Year, a Participant shall elect the method of payment desired upon the Expiration Date of the deferral term(s) elected.

              10.3 A Participant may choose either a lump sum or an equal monthly installment payment method for any deferrals of Compensation earned during any Plan Year prior to 1996. Only lump sum payments will be available (and installment payments will not be available) for any deferrals of Compensation earned on or after January 1, 1996.





              10.4 The payment method elected shall cover all deferral terms, from all deferral sources, for the respective Plan Year.

              10.5 Should a Participant elect equal monthly installments, the Participant must elect at the time of enrollment the length of time over which installments are to be received.

              10.6 The payment method and the installment period elected for deferrals in a given Plan Year are irrevocable.


          11.0 Account Statement

               11.1 Account statements will be sent periodically (at least annually) to each Participant until the Participant's Account has been completely distributed.

               11.2 The Stock Price on the last business day of each quarter will be used for valuing the units accrued pursuant to Section 9.1.2 and valued using the Stock Index method.

               11.3 The appropriate Graduated Interest Rate Schedules will be used for crediting the deferrals accrued pursuant to Section 9.1.1 and valued using the Graduated Interest Index method.


          12.0 Account Distribution

               12.1 Payment will begin on the first payroll day of the month which first follows a 30-day processing period beginning on the Expiration Date. For lump sum payments no interest or credits will accrue during the 30-day processing period. For installment payments, interest will accrue at the Prime Rate during the 30-day processing period.

               12.2 Applicable federal, state, local and foreign taxes will be deducted from the gross amount of the payment.

               12.3 Equal monthly installments shall be at least $1,000. The Administrator, therefore, shall have the right to reduce the length of the installment period to that which provides an equal monthly installment of at least $1,000.

               12.4 The ongoing processing of an equal installment distribution shall be as follows:





               12.4.1 The Participant's Account shall no longer be valued based on the Graduated Interest Index or Stock Index.

               12.4.2 Interest shall be credited quarterly throughout the distribution period, based on the quarter-end Prime Rate, for both Graduated Interest Index and Stock Index balances.

               12.4.3 The Administrator may accelerate payment of any amount remaining in the Account to the extent that the amounts being paid are not sufficiently large enough to warrant the administrative expense being incurred.


          13.0 Hardship Distributions

               13.1 Distribution of payments from a Participant's Account prior to the Expiration Date shall be made only if the Administrator, after consideration of a written application by the Participant, determines that the Participant has sustained financial hardship.

               13.2  A Participant who is subject to the provisions of
                     Section 16 of the Securities Exchange Act of 1934 is not eligible to receive a hardship distribution from any funds that are valued using the Stock Index.

               13.3 Any hardship distribution shall be withdrawn from the Participant's Account starting with the most current Plan Year, continuing in reverse chronological order.

               13.4 Applicable federal, state, local and foreign taxes will be deducted from the gross amount of the payment.


          14.0 Beneficiary Designation

               14.1 A Participant shall have the right to designate one or more beneficiaries and to change any beneficiary previously designated.

               14.2 A Participant shall submit his or her beneficiary designation in writing using the beneficiary designation portion of the enrollment form. The Participant shall deliver the completed form to the Administrator.

               14.3 The most recently dated and filed beneficiary designation shall cancel all prior designations.





               14.4 In the event of the Participant's death before or after the commencement of payments from the Account, the amount otherwise payable to the Participant shall be paid to the designated beneficiary(ies) or, if no beneficiary, to the estate, according to the provisions of Section 12.0, as applicable.


          15.0 General Provisions

               15.1 Participant's Rights Unsecured. The right of any Participant to receive payments under the provisions of this Plan shall be an unsecured claim against the general assets of the Company. It is not required or intended that the amounts credited to the Participant's Account be segregated on the books of the Company or be held by the Company in trust for a Participant and a Participant shall not have any claim to or against a specific asset or assets of the Company. All credits to an Account are for bookkeeping purposes only.

               15.2 Non-assignability. The right to receive payments shall not be transferrable or assignable by a Participant. Any attempted assignment or alienation of payments shall be void and of no force or effect.

               15.3 Administration. The Administrator shall have the authority to adopt rules, regulations and procedures for carrying out this Plan, and shall interpret, construe and implement the provisions of the Plan according to the laws of the State of Ohio.

               15.4 Amendment and Termination. The Company expressly reserves the sole and exclusive right to amend, modify, or terminate this Plan at any time by action of the Board of Directors of the Company or, to the extent it has delegated such authority, by action of the Employee Benefits Committee. Any amendment, modification, or termination shall be in a writing authorized by the Board of Directors or the Employee Benefits Committee, as the case may be, and signed by an officer of the Company. The Company's right of amendment, modification, or termination shall not require the assent, concurrence, or any other action by any subsidiary or affiliate of the Company even though actions by the Company may relate to persons employed by a subsidiary or affiliate. However, no amendment, modification or termination of this Plan shall adversely affect any Participant's accrued rights arising from any election to defer Compensation made prior to such amendment, modification or termination of the Plan.





               15.5 Construction. The singular shall also include the plural where appropriate.

               15.6 Employment Rights. This Plan does not constitute a contract of employment and participation in the Plan will not give any Participant the right to be retained in the employ of the Company.

               15.7 Annual Bonus Rights. This Plan does not confer the right for a Participant to receive an Annual Bonus.